UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2018

ANVIA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55673	81-3416105
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

1125 E. Broadway, Suite 770

Glendale, California 91250

(Address of principal executive offices)

(323) 713-3244

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant

(a) On October 2, 2018, the board of directors of Anvia Holdings Corporation (the “Company”) dismissed its independent registered public accounting firm, KCCW Accountancy Corp. (“KCCW”), effective as of October 2, 2018.

The reports of KCCW on the Company’s financial statements for the year ended December 31, 2017 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. During the year ended December 31, 2017, and in the subsequent period through October 2, 2018, there were no disagreements with KCCW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of KCCW, would have caused KCCW to make reference to the matter in its reports on the Company’s financial statements for such periods.

The Company provided KCCW with a copy of the disclosures in the preceding paragraph and requested in writing that KCCW furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. KCCW provided a letter, dated October 3, 2018 stating its agreement with such statements, which is included as exhibit 16.1 to this Current Report on Form 8-K.

(b) On October 2, 2018, the Company, based on the decision of its board of directors, approved the engagement of Total Asia Associates PLT, (“Total”) to serve as the Company’s independent registered public accounting firm, commencing October 3, 2018. Total is an accounting firm registered with the US PCAOB and the Malaysian MIA. Total has offices in Selangor Darul Ehsan, Malaysia.

During the fiscal year ended December 31, 2017 and through the date of the board of directors’ decision, the Company did not consult Total with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No .	Description
16.1	Letter from KCC Accountancy Corp. to the Securities and Exchange Commission dated October 3, 2018 with respect to the disclosure in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANVIA HOLDINGS CORPORATION

Dated: October 3, 2018	By:	/s/ Ali Kasa
Ali Kasa
President